UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2016 (June 30, 2016)

IVEDA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53285	20-2222203
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

460 S. Greenfield, Suite 5, Mesa, Arizona 85206

(Address of principal executive offices) (Zip Code)

(480) 307-8700

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act ( 1 7 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240. l 4a-12)

[  ]   Pre-commencement communications pursuant to Rule I 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

[  ]   Pre-commencement communications pursuant to Rule l 3e-4(c) under the Exchange Act ( 17 CFR 240.13e-4( c))

Item 3.02. Unregistered Sales of Equity Securities

On June 30, 2016, Iveda Solutions, Inc. (the “Company”) completed a strategic investment transaction with Ly Chau Lam, the new majority owner of Iveda Vietnam, the Company’s exclusive reseller in Vietnam. The Company, for cash consideration of $500,000 sold 628,571 shares of its unregistered common stock, $0.00001 par value per share and a warrant exercisable at $0.35 per share to purchase 800,000 shares of its unregistered common stock to Ly Chau Lam with a 5-year term. The 628,571 million shares were sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 and Regulation D promulgated thereunder, as a sale to a single, private, accredited investor. The shares were acquired for investment and are restricted.

As the majority owner of the Company’s exclusive reseller in Vietnam, Ly Chau Lam will be funding the working capital requirements for deposits and final payment before shipment of hardware purchases from the Company. The Company purchases this hardware through its contract manufacturing relationships in Asia. This working capital is key in facilitating business with large telecom customers on terms acceptable in Vietnam.

In November 2015 the Company signed an agreement with Nguyen Business & Investment Co., Ltd. as its exclusive reseller in Vietnam. The Company received an initial deposit of $50,000 against a committed $1,000,000 prepaid Sentir license to be paid in full on or before December 15, 2015. Nguyen Business & Investment Co., Ltd. had formed Iveda Vietnam CO., LTD (“Iveda Vietnam”) to be the operating entity to license the Sentir platform and purchase hardware such as the Company’s ZEE plug and play cameras and IvedaHome cloud automation system. The Company had received $250,000 by December 31, 2015 from Iveda Vietnam against the $1,000,000. The Company has been working with Iveda Vietnam for several months as they restructured to become properly funded by adding the new majority owner.

Iveda Vietnam is reselling the prepaid Sentir licenses to telecommunications, datacenter and manufacturing customers in Vietnam, some of which the Company have previously announced contracts. Iveda Vietnam will facilitate finance, logistics and routine customer service aspects of the Company’s relationships with the largest telecommunications customers in Vietnam.

Prior to the closing of the strategic investment of Ly Chau Lam, Iveda Vietnam had paid $435,000 to the Company, of which $50,000 was allocated to Sentir server hardware shipped in December 2015 and $385,000 to prepaid license fees. In conjunction with the $500,000 strategic investment from Ly Chau Lam into the Company, the Company agreed to amend the exclusive reseller agreement to accept the $435,000 payment as full execution of the terms of the agreement. Iveda will grant the founder of Iveda Vietnam, Tung Nguyen, a five-year warrant to purchase 300,000 shares of the Company’s common stock at $1.00 per share.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 30, 2016

Iveda Solutions, Inc., a Nevada corporation

/s/ Robert J. Brilon
Robert J. Brilon, President and CFO